10.19

                      EXECUTIVE EMPLOYMENT AGREEMENT


      EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") by and between Medix Resources, Inc. (the "Company") with principal offices located at Suite 301, 7100 E. Belleview, Englewood, Colorado and David
Kinsella (the "Executive").

      NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto agree as follows:

      1. Employment. The Company agrees to employ the Executive and the Executive agrees to serve the Company as its Chief Accounting Officer.

      2. Position and Responsibilities. The Executive shall exert his best efforts and devote all of his business time and attentions to the affairs of the Company. The Executive shall be responsible for the day to day management and operation of the Company's financial affairs, and shall have full authority and responsibility with respect thereto, subject to the general direction, approval and control of the Board of Directors and to the restrictions, limitations and guidelines set forth by the Board of Directors in Resolutions adopted in the Minutes of the Board of Directors meetings, copies of which shall be provided to the Executive from time to time.

      3. Board of Directors. The Executive shall at all times discharge his duties as Chief Accounting Officer under the supervision of the Board of Directors of the Corporation. In the performance of his duties, the Executive shall make his principal office at the Corporate offices located in Englewood, Colorado.

      4. Term of Employment. The period of the Executive's employment under this Agreement shall be for a two-year period or until September 30, 2001, subject to the termination provisions set forth in Paragraph 13 and 14 hereafter.

      5. Duties. During the period of his employment hereunder and except for illness, specified vacation periods and reasonable leaves of absence, the Executive shall devote his best efforts and all his business time, attention and skill to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereinafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company, provided, however, that, with approval of the Board of Directors of the Company, the Executive may continue to serve, on the Board of Directors of, or hold any other offices or positions in, companies or organizations which, in such Board's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement; and further provided that the outside business is not a "Business Opportunity" of the Company, as defined herein. A Business Opportunity of the Company shall be a product, service, investment, venture or other opportunity which is either:

      (a) Directly related to or within the scope of the existing business of the Company; or

      (b) Within the logical scope of the business of the Company, as such scope may be expanded or altered from time-to-time by the Board of Directors.

      6. Compensation. The Company shall pay to the Executive as compensation for his services, the base salary of $100,000 per year, or such higher salary as may be from time-to-time approved by the Board of Directors, plus additional compensation and/or bonuses or stock options as may be voted to him at the sole discretion of the Board of Directors.

      7. Expense Reimbursement. The Company will reimburse the Executive for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement. The Executive shall present to the CEO each month an itemized account of such expenses in such form as is required by the Board of Directors.

      8. Medical, Dental and Disability Coverage. The Executive, his spouse, and those children who qualify will be eligible to participate in the Company's current Employee Group Medical and other group insurance programs on the same basis as other Executives of the Company.

      9. Medical Examination. The Executive agrees to submit himself for physical examination on one occasion per year as requested by the Company for the purpose of the Company's obtaining life insurance on the life of the Executive for the benefit of the Company; provided, however, that the Company shall bear the entire cost of such examinations and shall pay all premiums on any key man life insurance obtained for the benefit of the Company as beneficiary.

      10. Vacation Time. The Executive shall be entitled to take three (3) weeks paid vacation per calendar year. Such vacation may not be taken in any greater than consecutive two (2) week increments. Vacation not used by the Executive during the calendar year will be forfeited.

      11. Obligations  of  Executive  During  and  After  Employment.

      (a) The Executive agrees that during the terms of his employment under this Agreement or while receiving compensation under this Agreement, he will engage in no other business activities directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Company, or any affiliated company.

      (b) The Executive realizes that during the course of his employment, Executive will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, formula, specifications, trade secrets, customer lists, account lists and secret inventions and processes of the Company and its affiliated companies. Therefore, during his employment by the Company or by an affiliated company or while receiving compensation under this Agreement, the Executive agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination of employment with the Company and its affiliated companies.

      (c) Because of his employment by the Company, Executive will have access to trade secrets and confidential information about the Company, its business plan, its hospital and supplemental staffing accounts, its business opportunities, its expansion plans into other geographical areas and its methods of doing business. Executive agrees that for a period of one year after termination of his employment, he will not, directly or indirectly compete with the Company in the business of supplemental staffing, home health, rehabilitation services, travel nurse and iHealth software related services within 100 miles of locations operated by the Company on the date of termination.

      (d) In the event a court of competent jurisdiction finds any provision of this Section 11 to be so over broad as to be unenforceable, then such provision shall be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the Executive's intention to provide the Company with the broadest protection possible against harmful competition.

      12. Termination by the Company.

      (a) Termination for Cause by the Company. During the first year of the term of this Agreement, there can be no termination of the Executive by the Company except for "Termination for Cause" as outlined below:

      (1) Notwithstanding anything herein to the contrary, the Company may, without liability, terminate the Executive's employment hereunder for cause at any time upon written notice from the Board of Directors specifying such cause, and thereafter the Company's obligations hereunder shall cease and terminate; provided, however, that the Company shall pay the Executive 30 days pay and that such written notice shall not be delivered until the Board of Directors shall have given the Executive written notice specifying the conduct alleged to have constituted such cause and the Executive has failed to cure such conduct, if curable within thirty (30) days following receipt of such notice. Grounds for termination "for cause" shall be one or more of the following:

      (1) A willful breach of duty by the Executive duringthe course of his employment;

      (2)  Habitual  neglect  of  duty  by  the  Executive;

      (3) The Executive's material failure to perform or meet objective and measurable financial standards set by the Board of Directors and agreed upon by theExecutive in advance;

      (4)  Disloyal,  dishonest  or  illegal  conduct  of the Executive

      (b) Termination Without Cause by the Company. After the completion of the initial year of employment hereunder, the Board of Directors may terminate the employment of the Executive upon thirty (30) days written notice without cause, by a majority vote, if in the opinion of the Board, the Executive has failed to meet projected financial goals and/or discharged his duties and responsibilities to the satisfaction of the Board. In the event of termination without cause, the Company will pay the Executive three (3) months salary as compensation. At least three months prior to the expiration of this contract, the Company will either notify the Executive in writing that the contract will not be renewed or will commence good faith negotiation to enter into a new or modified contract.

      13. Termination by the Executive Without Cause. The Executive, without cause, may terminate this Agreement upon 30 days' written notice to the Company. In such event, the Executive shall be required to render the services required under this Agreement during such 30-day period unless otherwise directed by the Board of Directors. Compensation for vacation time not taken by Executive shall be paid to the Executive at the date of termination.

      14. Termination by the Executive with Cause. The Executive may terminate this employment with the Company at any time upon 30 days' written notice and opportunity for the Company to remedy any non-compliance, by reason of (i) the Company's material failure to perform its duties pursuant to this Agreement; or
(ii) any material diminishment in the duties and responsibilities, working facilities, or benefits as described in paragraphs 2, 5, 6,and 8 of this Agreement. Executive shall be entitled to all base salary specified herein for a six-month period following the notice of termination for cause.

      15. Termination Upon Death of Executive. In addition to any other provision relating to termination, this Agreement shall terminate upon the Executive's death. No severance allowance or compensation for vacation time not taken by Executive shall be paid to the Executive's estate.

      16. Lump Sum Compensation. In the event of the occurrence of a "Triggering Event" which shall be defined to include (i) change in ownership of 50% or more of the outstanding shares of the Company, or (ii) merger, consolidation, reorganization or liquidation of the Company, the Executive shall receive lump sum compensations equal to his annual salary and incentive or bonus payments, if any, as would have been paid to the Executive during the Company's most recent fiscal year (as if the Executive had been employed for the full fiscal year) within 30 days of the Triggering Event. The Executive will also receive complete vesting of any outstanding granted options an registration of all underlying shares not previously registered. If the total amount of the change of control compensation were to exceed three times the Executive's base amount (the average annual taxable compensation of the Executive for the five years preceding the year in which the change of control occurs), the Company and the Executive may agree to reduce the lump sum compensation to be received by Executive in order to avoid the imposition of the golden parachute tax as provided in the Tax Reform Act of 1984, as amended by the Tax Reform Act of 1986.

      In the event the Executive is required to hire counsel to negotiate on his behalf in connection with his termination or resignation from the Company upon the occurrence of a Triggering Event, or in order to enforce the rights and obligations of the Company as provided in this Paragraph, the Company shall reimburse to the Executive all reasonable attorney's fees which may be expended by the Executive in seeking to enforce the terms hereof. Such reimbursement shall be paid every 30 days after the Executive provides copies of invoices from the Executive's counsel to the Company. 17. Arbitration. Any controversy, dispute or claim arising out of, or relating to this Agreement and/or its interpretation shall, unless resolved by agreement of the parties, be settled by binding arbitration in Denver, Colorado in accordance with the Rules of the American Arbitration Association for employment disputes then existing. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration laws of the State of Colorado. The award rendered by the arbitrators shall be final and judgment may be entered upon the award in any court of the State of Colorado having jurisdiction of the matter.

      If any legal proceeding and/or arbitration is brought to enforce or interpret the terms of this Agreement, the prevailing party shall bear all attorney's fees, costs and necessary disbursements in such legal proceeding and/or arbitration.

      18.  General Provisions.

      (a) The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or to the claims of the Company's creditors. Nothing in this Agreement shall prevent the consolidation of the Company, with or its merger into, any other Corporation, or the sale by the Company of all or substantially all of its property or assets.

      (b) This Agreement and the rights of Executive with respect to the obligations and benefits of employment recited in this Agreement, constitute the entire Agreement between the parties hereto in respect of the employment of the Executive by the Company and supersede any and all other agreements either oral or in writing between the parties hereto with respect to the employment of the Executive.

      (c) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

      (d) This Agreement may not be amended or modified except by a written instrument executed by Company and Executive

      (e) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Colorado.

      19. Construction. Throughout this Agreement, the singular shall include the plural, and the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

      20. Text to Control. The headings of paragraphs and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

      21. Authority. The officer executing this Agreement on behalf of the Company has been empowered and directed to do so by the Board of Directors of the Company.

      22. Effective Date. The effective date of this Agreement shall be September 27, 1999.

                                FOR THE COMPANY:
                                MEDIX RESOURCES, INC.


                                By: /s/ John P. Yeros
                                ---------------------
Date:10/29/99                   John P. Yeros
                                Chief Executive Officer






                               FOR THE EXECUTIVE:


                               By:/s/ David Kinsella
                               ---------------------
Date: 10/29/99                 David Kinsella




AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment (this "Amendment") to the Executive Employment Agreement, effective September 27, 1999, and any extension thereof or replacement agreement therefore (the "Employment Agreement"), between Medix Resources, Inc. (the "Company") and David Kinsella (the "Executive") is being executed by the parties to provide additional terms to the Employment Agreement of the Executive. The effective date of this Amendment, notwithstanding the actual date of signing, is January 26, 2000.

     1. Agreement as to Severance. If the Executive or the Company terminate his employment for any reason before August 1, 2000, he will receive a severance payment of an amount equal to six months of salary as currently provided in the Employment Agreement. Such payment shall be made to the Executive in a lump sum payment, subject to deductions for applicable tax withholding and employee benefits to be retained by the Executive, no later than two weeks after the last day of his employment with the Company. Such payment shall also include all reimbursable expenses owed to the Executive, and accrued sick leave and vacation time, at the time of the termination of his employment.

     2. Vesting of Stock Options. All of the Executive's currently granted but unvested stock options to purchase Company common stock shall immediately vest, but all of the other terms thereof shall remain in full force and effect.

     3. General. The general contract provisions of the Employment Agreement shall apply to this Amendment and all of the terms and conditions of the Employment Agreement, as amended, shall continue in full force and effect until terminated as provided therein.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date first stated above, based upon the action of the Company's Board of Directors at their meeting held on January 26, 2000.


MEDIX RESOURCES, INC.                         EMPLOYEE:
By: /s/ John P. Yeros                         By: /s/David Kinsella
---------------------                         ---------------------
John P. Yeros                                 David Kinsella
Chairman of the Board